Porter, LeVay & Rose, Inc. Public Relations	Michael Porter, President – Investor Relations Cheryl Schneider, V.P – Investor Relations Jeff Myhre, VP – Editorial

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nSTOR TECHNOLOGIES, INC. H. Irwin Levy, Chairman 561-640-3100 E-mail: bfloyd@cenrec.com

FOR IMMEDIATE RELEASE

nSTOR APPOINTS TODD GRESHAM CHIEF EXECUTIVE OFFICER AND PRESIDENT;

STEVE ALESHIRE AND LISA HART JOIN nSTOR’S MANAGEMENT TEAM

CARLSBAD, CA – APRIL 21, 2004 -- nStor Technologies, Inc. (AMEX: NSO), an innovative developer of storage-network solutions, announced today that it has appointed Todd Gresham as its new chief executive officer and president and that Steve Aleshire and Lisa Hart have joined its senior management team as chief operating officer and vice president for marketing and alliances respectively.

Todd Gresham brings to nStor 23 years of data storage and senior management experience with particular emphasis on organizational leadership and development, global channel strategy, channels development, and marketing acumen.  He will take over as president from the company’s former acting president Tom Gruber, who is nStor’s CFO.  Gresham has also been elected to a newly created seat on the company’s Board of Directors.  Gresham comes to nStor from Meritage Associates of Hopkinton, MA, a consultancy firm he founded exclusively focused on the data storage, information management and network infrastructure markets. Over the past 3 years, Meritage has helped guide over 100 firms, including several Fortune 500 data storage companies.

Previous to Meritage, Gresham served as Vice President of Global OEM and Reseller Sales at EMC for 2 years, coming to EMC via the acquisition of CLARiiON. Before that, Gresham spent over 5 years at CLARiiON, then the storage division of Data General, and held several positions including General Manager of Asia/Pacific Operations, and Vice President of Worldwide Sales. Before CLARiiON, Gresham held the General Manager position for the Optical Business Unit of Philips Laser Magnetics, a division of Philips NV (Netherlands), and various executive positions at StorageTek in Colorado.

Gresham is currently a member of the Board of Directors for Glasshouse Technologies, a privately-held storage consulting organization.

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Steve Aleshire has over 25 years experience delivering mission-critical IT infrastructure Services.  Prior to joining nStor, he was a Senior Partner at Meritage.   He has held senior positions in the areas of Customer Service, Professional Services, Managed Services and Product Sales. Aleshire spent 19 years at Digital Equipment Corporation, focused on providing general-purpose computer solutions. He has also held executive level positions with Sequent Computer Systems, Auspex Systems and Exodus Communications.

Lisa Hart has spent over 20 years in the Storage and Storage Networking space. She has held senior positions in the areas of Business Development, Strategic Planning, Market Development, Product Marketing and Sales. Also previously a senior partner at Meritage, Hart spent 16 years at StorageTek, focused on Storage and Networking Solutions.

H. Irwin Levy, chairman of nStor and outgoing CEO, said, “I am very pleased with the depth of experience and proven business acumen that these industry veterans bring to nStor.  I am confident that the combination of the company’s recently launched new product offerings with their management experience and skills will accelerate nStor’s ability to execute on its business strategy.  Moreover, Todd, Steve and Lisa are already a working unit, as proven by their success at Meritage.  This relationship should enable them to hit the ground running and make quick and impressive progress for nStor and its shareholders.”

Gresham said, “We are excited about the opportunity to contribute to the future success of nStor.  I believe the company is well positioned to succeed within the rapidly growing SMB/SME (small-medium- business/small-medium-enterprise) segment of the data management market.  In my view, nStor has already demonstrated its ability to successfully compete in this segment through recently completed product introductions and OEM sales agreements.”

He also said, “Having recently worked with many companies in the industry to implement solutions-oriented business and sales strategies, Lisa, Steve and I are confident in our abilities to build on nStor’s recent successes.  We expect to do this principally by transitioning nStor toward providing a more complete data management solution, including, for example, additional integrated software applications and related functionality, and by expanding the company’s sales channel development efforts.  We believe that nStor is poised to become one of the premier providers of a complete data management solution that cost effectively solves today’s business problems facing the SMB/SME segment.”

As material inducements for entering into their employment agreements, the company has granted the new management team options to purchase a total of 16,863,000 shares of the company's common stock (approximately 10% of the company's outstanding common stock) at exercise prices equal to 10% above market value as defined in the Employment Agreements, at issuance, for 50% of the options and 20% above market value for the remaining 50%.  The individual option grants were 11,500,000 for Gresham, 3,300,000 for Aleshire and 2,063,000 for Hart.  The options will be incentive stock options to the extent permitted by the Internal Revenue Code and will vest in equal quarterly installments over the next four years.  Vesting is subject to acceleration under certain circumstances, such as early termination of the optionee's employment agreement without cause.   The number of options granted is subject to increase, or decrease, during 2004 based on the occurrence of certain dilutive or accretive events to maintain the percentage of the total award for all three executives at approximately 10% of the company's outstanding common stock.

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About nStor Technologies, Inc.

Headquartered in Carlsbad, California, nStor Technologies, Inc. operates in two business segments.

nStor Corporation, Inc., develops data storage solutions that are ideally suited for the small and mid-size markets. The Company's flagship controller technology and StorView software form the foundation for the NexStor family of turnkey solutions that support Microsoft Windows, Linux, UNIX and Macintosh operating environments. Designed for storage-intensive environments and mission-critical applications, nStor's products are offered in various architectures including Fibre Channel, Fibre-to-SCSI, SCSI and SATA and are focused on addressing customers' business needs and applications. The Company markets its storage solutions through a global network of OEM partners, resellers and systems integrators. For more information, visit www.nstor.com.

Stonehouse Technologies, Inc., headquartered in Dallas, Texas, is a provider of telecommunication software and services that help large enterprises and state and local governments manage their communications expenses, assets and processes. These solutions include a suite of modular applications and consulting services, which allow enterprises to manage voice, data and wireless services by providing a systematic approach to automate order processing, monitor expenses, manage vendor invoices, track asset inventory and allocate costs. Additional information can be found by visiting Stonehouse's web site at www.stonehouse.com.

This press release includes statements that may constitute "forward- looking" statements, usually containing the words "believe," "estimated," "project," "expect," "anticipate," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's inability to increase sales to current customers and to expand its customer base, continued acceptance of the Company's products in the marketplace, the Company's inability to improve the gross margin on its products, competitive factors, dependence upon third-party vendors, outcome of litigation, insufficient funding and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward- looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. nStor and StorView are registered trademarks of nStor Technologies, Inc.

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